UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2006

                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)



          Colorado                        011-15499              20-1614256
         ---------                        ---------              ----------
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                  File Number)        Identification No.)


600 Lexington Avenue, 29th Floor, New York, NY                     10022
----------------------------------------------                     -----
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 583-0080

                                 Not Applicable
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on March 13, 2006.

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Advance Nanotech, Inc.'s current audit engagement partner recently left Hall and Company, CPAs, and joined another independent registered public accounting firm. Advance Nanotech, Inc. believes this partners' intimate knowledge of the companies' operations from inception merits a transition to the new firm he has joined.

Advance Nanotech, Inc. has not had, throughout its relationship with Hall and Company, CPAs, any disagreements on matters of accounting, financial disclosure, accounting principles or practices or auditing scope or procedure; nor has Hall and Company, CPAs, currently or in the past, resigned or declined to stand for re-election.

The financial statements audited by Hall & Company, CPAs, Inc. for the year ended December 31, 2004 do not contain an adverse opinion or a disclaimer of opinion but contained an uncertainty about Advance Nanotech, Inc.'s ability to continue as a going concern.

Advance Nanotech, Inc. has requested that Hall & Company, CPAs, Inc. address a letter to the Securities and Exchange Commission concurring with the above representation. A copy of such letter, dated March 20, 2006, is filed herewith as Exhibit 16.1.

The Audit Committee and Board of Directors approved the change in independent registered public accounting firms as of March 8, 2006, and the board ratified the appointment on March 10, 2006, of Mendoza Berger and Company, LLP.

(b) On March 8, 2006, the prior independent registered public accounting firm, Hall & Company, CPAs, Inc. was dismissed.

The new firm is:
Mendoza Berger & Company, LLP
Certified Public Accountants
5500 Trabuco Rd.
Suite 150
Irvine, CA 92620-5705

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:



(c) Exhibits.

    Exhibit No.   Description
    -----------   -----------

    16.1 Letter from Hall & Company CPAs, Inc. to the Securities and Exchange Commission.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006

                             ADVANCE NANOTECH, INC.





                    By: /s/ Magnus R. E. Gittins
                        ---------------------------------
                        Magnus R. E. Gittins
                        Chief Executive Officer